Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

AMPHENOL CORPORATION

ANNOUNCES TWO-FOR-ONE STOCK SPLIT

Wallingford, Connecticut, May 20, 2024. Amphenol Corporation (NYSE: APH) today announced that its Board of Directors approved a two-for-one stock split to be paid in the form of a stock dividend. Each Amphenol shareholder of record at the close of business on May 31, 2024 will receive one additional share for every share held on the record date. Amphenol expects the additional shares will be distributed on June 11, 2024.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in approximately 40 countries around the world and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Defense, Industrial, Information Technology and Data Communications, Mobile Devices and Mobile Networks. For more information, visit www.amphenol.com.

Forward-Looking Statements

This press release includes certain statements about the stock dividend, including the timing thereof, that may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to risks and uncertainties. Although the Company believes the expectations reflected in all forward-looking statements are based upon reasonable assumptions, the expected results may not be attained or may be materially different from those expressed in any forward-looking statements.

Contact:

Sherri Scribner

Vice President, Strategy and Investor Relations

203-265-8820

IR@amphenol.com